Exhibit 10.1

CONSULTING AGREEMENT

Effective Date:           May 2, 2020

Expiration Date:       December 31, 2020

This Consulting Agreement (the “Consulting Agreement”) is entered into by and between Sunesis Pharmaceuticals, Inc. (“SUNESIS”) and William P. Quinn (“CONSULTANT”) in connection with and as Exhibit A to the Agreement (the “Agreement”) between the parties of even date herewith. SUNESIS desires to have CONSULTANT serve as a non-exclusive consultant to SUNESIS under the terms of this Agreement.  This Consulting Agreement is effective immediately upon the expiration of CONSULTANT’s service with SUNESIS as an employee, such that there is no break in service between his termination of employment and the effectiveness of this Consulting Agreement.

NOW, THEREFORE, CONSULTANT and SUNESIS agree as follows:

1.	SERVICES AND COMPENSATION.
a.

Consulting Services.  During the Term of this Consulting Agreement, CONSULTANT will from time to time provide consulting services (the “Services”) to SUNESIS as described on Attachment 1 attached to this Consulting Agreement.  CONSULTANT shall use best efforts to perform the Services in a manner satisfactory to SUNESIS.  Without limiting the foregoing, CONSULTANT shall provide Services to SUNESIS in accordance with generally accepted professional standards as applied to similar projects performed under similar conditions prevailing in the industry at the time such Services are rendered to SUNESIS. CONSULTANT shall not subcontract any portion of CONSULTANT’s duties or obligations under this Consulting Agreement without the prior written consent of SUNESIS.

b.

SUNESIS Liaison; Reports.  CONSULTANT will report to the SUNESIS representative or agent (hereinafter, the “SUNESIS Liaison”, specified on Attachment 1) concerning the Services performed under this Consulting Agreement.  The nature and frequency of these reports will be left to the discretion of the SUNESIS Liaison.  Any and all written reports prepared by CONSULTANT shall be the Confidential Information (as defined below) and sole property of SUNESIS.

c.

Support.  SUNESIS may from time to time provide CONSULTANT with such support facilities and space at SUNESIS as may be required in SUNESIS’ sole judgment to enable CONSULTANT to properly perform the Services.  Notwithstanding the foregoing, CONSULTANT shall be responsible for securing, at CONSULTANT’s sole expense, such other facilities, equipment, space and any other items that are not expenses per Section 1d below that are required by CONSULTANT to perform the Services.

d.

Compensation.  In consideration for CONSULTANT’s performance of Services, SUNESIS will pay CONSULTANT in accordance with the fees and payment terms and other consideration set forth in Attachment 1.  CONSULTANT shall send SUNESIS an invoice monthly for services rendered.  Unless otherwise set forth in Attachment 1,

Exhibit 10.1

SUNESIS shall make payments to CONSULTANT within thirty (30) days of invoice receipt.
e.

Expenses.  CONSULTANT shall be reimbursed for any reasonable expenses incurred while performing Services on behalf of SUNESIS, including travel (i.e. airfare, meals and lodging), provided such expenses are approved by SUNESIS in advance.  All air travel on behalf of SUNESIS shall be coach class unless otherwise mutually agreed by the parties.  As a condition to receipt of reimbursement, CONSULTANT shall be required to submit to SUNESIS reasonable evidence that the amount involved was expended and related to Services provided under this Consulting Agreement.

2.	CONFIDENTIALITY.
a.

Confidential Information.  As used in this Consulting Agreement, the term “Confidential Information” means information (i) pertaining to any aspects of SUNESIS’ business, including but not limited to its research, technical data, products, services, plans for products or services, customers and potential customers, markets and marketing, finances, financial projections, employees (including employee compensation), patents, patent applications, developments, inventions, processes, designs, drawings, engineering, formulae, regulatory information, medical reports, clinical data and analysis, compounds, chemical structures, compositions, microorganisms or other cell types, proteins, peptides, reagents, cell lines, genetic or other biological materials, chemical formulas, business plans, and agreements with third parties, disclosed to CONSULTANT by SUNESIS either directly or indirectly in writing, orally or otherwise, or (ii) created by CONSULTANT as part of the Services, whether or not during working hours.  Confidential Information also includes any information, which SUNESIS has received from a third party which SUNESIS is obligated to treat as confidential or proprietary.  Notwithstanding the foregoing, Confidential Information shall not include information that CONSULTANT can demonstrate by competent written proof: (x) was in the public domain at the time it was disclosed or has entered the public domain through no fault of CONSULTANT; (y) was known to CONSULTANT, other than under an obligation of confidentiality, at the time of disclosure; or (z) was received by CONSULTANT from a third party authorized to make such disclosure.

b.	Confidentiality Obligations.
i.

CONSULTANT shall not, during the Term of this Consulting Agreement and for ten (10) years after the date of expiration or termination of this Consulting Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of SUNESIS, or disclose Confidential Information to any third party.  CONSULTANT agrees not to make copies of Confidential Information except as authorized by SUNESIS.  CONSULTANT agrees that Confidential Information, including any copies thereof, shall remain the sole property of SUNESIS.

ii.

CONSULTANT shall take all reasonable precautions to prevent any unauthorized use, access or disclosure of Confidential Information, including but not limited to (A) using the highest degree of care that it utilizes to protect its own most sensitive confidential

Exhibit 10.1

information of a similar nature, (B) maintaining any such Confidential Information or any information derived therefrom wholly separate from information provided to CONSULTANT by any third party or belonging thereto, (C) not taking any such Confidential Information into the facilities of any third party, (D) not copying or reverse engineering any such Confidential Information, except to the extent necessary to perform the Services, and (E) immediately informing SUNESIS, in writing, of any actual or suspected unauthorized use, disclosure or access to Confidential Information.

iii.

Upon expiration or termination of this Consulting Agreement, or upon SUNESIS’ earlier request, CONSULTANT will deliver to SUNESIS all Confidential Information and any property relating thereto and all tangible embodiments thereof in CONSULTANT’s possession or control.

iv.

The foregoing notwithstanding, pursuant to 18 U.S.C. Section 1833(b), CONSULTANT shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Consulting Agreement shall limit CONSULTANT’s right to report possible violations of law or regulation with any federal, state or local government agency or to discuss the terms and conditions of CONSULTANT’s engagement by SUNESIS to the extent that such disclosure is protected under applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure.

3.	TERM AND TERMINATION.

a.   Term.  Provided that CONSULTANT has signed the Agreement without exercising any right of revocation, the Term of this Consulting Agreement shall commence on the Effective Date and continue until the Expiration Date (the “Term”), unless terminated before the Expiration Date as set forth in Section 3b below.

b.

Mutual Termination.  This Consulting Agreement may be terminated at any time by either party, with or without cause, and without prejudice to any right or remedy a party may have due to any failure of the other party to perform their obligations under this Consulting Agreement, upon thirty (30) days written notice to the other party.  In addition, SUNESIS may terminate this Consulting Agreement immediately and without prior notice if CONSULTANT is in breach of any material provision of this Consulting Agreement, the Agreement, or Exhibit B to the Agreement.  SUNESIS shall have the right to prohibit CONSULTANT from performing any services during any applicable notice period.

c.

Effect of Termination.  Upon the effective date of expiration or termination of this Consulting Agreement, there shall be an accounting of costs and expenses related to this Consulting Agreement, conducted by CONSULTANT and subject to verification by SUNESIS.  Within thirty (30) days after receipt of adequate documentation therefor, SUNESIS shall make a payment to CONSULTANT.  Except as provided in this Section

Exhibit 10.1

3c, SUNESIS shall have no obligation of payment to CONSULTANT for Services performed after the date of expiration or termination.  In no event shall SUNESIS have any obligation with respect to fees or expenses otherwise not approved by SUNESIS in accordance with Section 1e.  If this Consulting Agreement expires or is terminated prior to completion of Services for any reason whatsoever, in addition to those obligations set forth in Section 2b(iii) above, CONSULTANT shall furnish SUNESIS with any partial or completed work product created pursuant to this Consulting Agreement, including, without limitation, any partial or completed deliverables.  If SUNESIS plans to continue the Services, CONSULTANT shall assist in smoothly transferring the conduct of the Services to SUNESIS or its designee.

d.   Survival Clause.  Sections 2, 4, and 7 shall survive the expiration or termination of this Consulting Agreement for any reason.  Except as otherwise provided in this Section 3d, all rights and obligations of the parties herein shall terminate upon the expiration or termination of this Consulting Agreement.

4.

INDEPENDENT CONTRACTOR.  CONSULTANT’s relationship with SUNESIS will be that of an independent contractor and not that of an employee.  CONSULTANT shall not be eligible for any employee benefits or unemployment benefits, nor will SUNESIS make deductions from payments made to CONSULTANT for taxes, unless as otherwise required by law, all of which will be CONSULTANT’s responsibility.  CONSULTANT will have no authority to enter into contracts that bind SUNESIS or create obligations on the part of SUNESIS without the prior express written authorization of SUNESIS.

5.

CONFLICTING OBLIGATIONS.  CONSULTANT hereby certifies that CONSULTANT has no outstanding agreement or obligation that is in conflict with any of the provisions of this Consulting Agreement, or that would preclude CONSULTANT from complying with the provisions hereof, and further certifies that CONSULTANT will not enter into any such conflicting agreement during the Term of this Consulting Agreement.

6.

INDEMNIFICATION.  SUNESIS will indemnify CONSULTANT for all losses, liabilities, damages and expenses, including advancement of reasonable attorneys’ fees, resulting from any and all actions, demands or claims arising from CONSULTANT’S provision of the Services in good faith.

7.	MISCELLANEOUS.
a.

No Conflict:  Valid and Binding.  CONSULTANT represents that neither the execution of this Consulting Agreement nor the performance of CONSULTANT’s obligations under this Consulting Agreement will result in a violation or breach of any other agreement by which CONSULTANT is bound.  SUNESIS represents that this Consulting Agreement has been duly authorized and executed and is a valid and legally binding obligation of SUNESIS, subject to no conflicting agreements.

b.

Use of Name.  Neither party shall have the right to use the name of the other party without such other party’s prior written consent, except that it is understood that the name of CONSULTANT may appear in certain SUNESIS disclosure documents, including those

Exhibit 10.1

required by securities laws and in other regulatory and administrative filings in the ordinary course of SUNESIS’ business.
c.

Remedies.  CONSULTANT acknowledges that SUNESIS may have no adequate remedy at law to enforce Section 2 hereof.  In the event of a violation by CONSULTANT of Section 2, SUNESIS shall have the right to seek injunctive or similar relief, as well as all other relevant damages, without the requirement of posting bond or other similar measures.

d.

Choice of Law.  The validity, interpretation, construction and performance of this Consulting Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

e.

Arbitration.  Any dispute, claim or controversy based on, arising out of or relating to CONSULTANT’s engagement under this Consulting Agreement shall be settled by final and binding arbitration in San Mateo County, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, CONSULTANT and SUNESIS agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne equally by the parties. This Section 7e is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Consulting Agreement or relating to CONSULTANT’s engagement hereunder; provided, however, that neither this Consulting Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including, without limitation, injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both CONSULTANT and SUNESIS expressly waive their right to a jury trial. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Consulting Agreement, including the attorneys’ fees provision herein.

f.

Notices.  Any notice required or permitted by this Consulting Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth with the signatures below, or as subsequently modified by written notice. Notices to SUNESIS shall be sent to the attention of Legal Affairs.

Exhibit 10.1

g.

Assignment.  Due to the personal nature of the Services to be rendered hereunder, CONSULTANT may not assign this Consulting Agreement.  SUNESIS may assign this Consulting Agreement without the consent of CONSULTANT.  Subject to the foregoing, this Consulting Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

h.

Severability.  If one or more provisions of this Consulting Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Consulting Agreement, (ii) the balance of this Consulting Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Consulting Agreement shall be enforceable in accordance with its terms.

i.

Waiver.  Waiver or forbearance by either party or the failure by either party to claim a breach of any provision of this Consulting Agreement or exercise any right or remedy provided by this Consulting Agreement or applicable law shall not be deemed to constitute a waiver with respect to any subsequent breach of any provision hereof.

j.

Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS CONSULTING AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS CONSULTING AGREEMENT.  THIS CONSULTING AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

k.	Headings. Headings are used in this Consulting Agreement for reference only and shall not be considered when interpreting this Consulting Agreement.
l.	Amendments. Any Term of this Consulting Agreement may be amended or modified only with the written consent of the parties.
m.

Entire Agreement.  This Consulting Agreement, including the Attachment 1 hereto, constitutes the entire agreement between SUNESIS and CONSULTANT with respect to the subject matter of this Consulting Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Consulting Agreement.

n.

Counterparts.  This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument, and may be executed through the use of facsimiles.

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement, effective as of the Effective Date, on the dates set forth below.

SUNESIS PHARMACEUTICALS, INC.                 CONSULTANT

395 Oyster Point Boulevard, Suite 400                      William P. Quinn

South San Francisco, California 94080

By: /s/ Dayton Misfeldt                                               /s/ William P. Quinn

Dayton Misfeldt

Interim Chief Executive Officer

Date Signed: April 29, 2020                                       Date Signed: April 29, 2020

Exhibit 10.1

ATTACHMENT 1

SERVICES AND FEES

I.  Services to be provided to SUNESIS, include but are not limited to:  Upon request by the SUNESIS Liaison, or a designee of the SUNESIS Liaison, CONSULTANT shall provide services within CONSULTANT’s areas of expertise and experience.  The Services shall be performed only by William P. Quinn.

II. Remuneration:

Equity:                   During the Term of this Consulting Agreement Mr. Quinn will be deemed in “Continuous Service” (as defined in the Company’s 2011 Equity Incentive Plan) for purposes of exercising any vested shares subject to his options to purchase SUNESIS common stock.  Subject to his Continuous Service under this Consulting Agreement during such time, all equity awards in SUNESIS that have been granted to CONSULTANT prior to the Effective Date shall continue to vest during the Term from the Effective Date through June 30, 2020 whereupon all vesting shall cease, even if the CONSULTANT is in Continuous Service after such date.  In addition, subject to the CONSULTANT’s provision of services to the Company during the remainder of the Term of this Consulting Agreement, the stock options previously granted to the CONSULTANT shall remain exercisable and his post-termination exercise period will not commence until the earlier of (i) the end of the Term, and (ii) the date on which CONSULTANT is no longer in Continuous Service.  Except as described in this Attachment 1, all other rights and obligations with respect to CONSULTANT’s equity awards will be as set forth in the applicable stock option agreement(s), grant notice(s) and plan documents.

III.  SUNESIS Liaison :

Dayton Misfeldt

Interim Chief Executive Officer

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080